EXHIBIT 99.1

LITHIA MOTORS FIRST QUARTER 2010 EARNINGS RELEASE AND

CONFERENCE CALL SCHEDULED FOR APRIL 27, 2010

MEDFORD, OREGON, April 9, 2010 – Lithia Motors, Inc. (NYSE: LAD) today announced that its first quarter 2010 earnings will be released on Tuesday, April 27, 2010 at 1:05 p.m. PT. A conference call to discuss the quarter is scheduled for the same day at 2:00 p.m. PT.

How to Participate

Domestic Calls: 800-254-5933

Conference ID #: 68515213

Please call in at least 10 minutes prior to the beginning of the call.

To listen live on our website or for replay: visit Investor Relations on www.lithia.com and click on the conference call icon.

A playback of the conference call will be available on the same day, approximately two hours after completion of the call, and will be available until May 11, 2010. The playback can be accessed by calling 800-642-1687 (access code: 68515213) or by visiting the Investor Relations section of the Lithia website: www.lithia.com.

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 26 brands of new and all brands of used vehicles at 85 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 776-6591 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/profile.php?id=1270221622&ref=ts

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife

Source: Lithia Motors, Inc.